QuickLinks -- Click here to rapidly navigate through this document

Exhibit 4.1

RIGHTS CERTIFICATE #:	NUMBER OF RIGHTS

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS
DATED                        , 2012 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF
THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM PHOENIX ADVISORY PARTNERS, THE INFORMATION AGENT.

ML MACADAMIA ORCHARDS, L.P.
Incorporated under the laws of the State of Delaware

NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Non-Transferable Subscription Rights to Purchase Depositary Receipts Representing Class A Units

Subscription Price: $            per Depositary Receipt

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M.,
NEW YORK CITY TIME, ON                        , 2012

REGISTERED
OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights ("Rights") set forth above, each of which entitles the owner to subscribe for and purchase one Depositary Receipt, representing limited partnership interests in ML Macadamia Orchards, L.P., a master limited partnership organized under the laws of Delaware, on the terms and subject to the conditions set forth in the Prospectus and instructions relating hereto on the reverse side hereof and in the instructions as to the use of this certificate included in this mailing. The Rights represented by this Rights Certificate may be exercised by duly completing Form 1 and any other appropriate forms on the reverse side hereof and by retuning the full payment of the subscription price for each Depositary Receipt in accordance with the "Instructions as to Use of ML Macadamia Orchards, L.P. Rights Certificates" that accompany this Rights Certificate.

This Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar. Witness the seal of ML Macadamia Orchards, L.P. and the signatures of its duly authorized officers.

Dated:

President, Chief Executive Officer and Principal Executive Officer	Chief Financial Officer and Principal Accounting Officer

COUNTERSIGNED AND REGISTERED: AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC (New York, N.Y.)

TRANSFER AGENT AND REGISTRAR
By:
AUTHORIZED SIGNATURE

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than in the manner or to the addresses listed below will not constitute valid delivery.

If delivering by mail: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P. O. Box 2042 New York, New York 10272-2042	If delivering by hand, express mail or overnight courier: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for Depositary Receipts pursuant to your Basic Subscription Right, please complete lines (a) and (b) and sign under Form 3 below. To the extent you subscribe for more Depositary Receipts than you are entitled under the Basic Subscription Right, you will be deemed to have elected to purchase the maximum number of Depositary Receipts for which you are entitled to subscribe under the Basic Subscription Right, as applicable.

(a)
EXERCISE OF BASIC SUBSCRIPTION RIGHT:

I apply for                                      Depositary Receipts × $                                      = $
(no. of new Depositary Receipts)                                             (subscription price)        (amount enclosed)

(b)
Total Amount of Payment Enclosed = $

METHOD OF PAYMENT (CHECK ONE)

☐
Check or bank draft payable to "American Stock Transfer & Trust Company, LLC as Subscription Agent."

☐
Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, LLC, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at JPMorgan Chase Bank, ABA #021000021, Account # 530-354624 Beneficiary: American Stock Transfer Reference: "AST for ML Macadamia:, JP Morgan Chase swift code is CHASUS33, with reference to the rights holder's name.

FORM 2-DELIVERY TO DIFFERENT ADDRESS

If you wish for the Depositary Receipts underlying your subscription rights to be delivered to an address different from that shown on the face of this Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

FORM 3-SIGNATURE

I acknowledge that I have received the Prospectus for this offering and I hereby irrevocably subscribe for the number of Depositary Receipts indicated above, all on the terms and conditions specified in the Prospectus.

Signature(s) of Subscriber(s)

IMPORTANT:    THE SIGNATURE(S) MUST CORRESPOND IN EVERY PARTICULAR, WITHOUT ALTERATION, WITH THE NAME(S) AS PRINTED ON THE FRONT OF THIS RIGHTS CERTIFICATE.

If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print). See the instructions.

Name(s):

Capacity (Full Title):

FORM 4-SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Form 2.

Signature Guaranteed:
(Name of Bank or Firm)

By:
(Signature of Officer)

IMPORTANT:    The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF ML MACADAMIA ORCHARDS, L.P. RIGHTS CERTIFICATES, CONSULT PHOENIX ADVISORY PARTNERS, THE INFORMATION AGENT, AT (877) 478-5038.

QuickLinks

  Exhibit 4.1